As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERA BIO LTD.

(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)

Not Applicable

(Translation of Registrant’s name into English)

Kiryat Hadassah

Minrav Building - Fifth Floor

Jerusalem, Israel

Tel: +972-2-532-7151

(Address and telephone number of

Registrant’s principal executive offices)

Not Applicable (I.R.S. Employer Identification Number)

Entera Bio Ltd.

37 Walnut Street, Suite 300

Wellesley Hills, MA 02481

Tel: +972-1-781-237-0960

(Name, address and telephone number of agent for service)

With a copy to:

Yasin Keshvargar
Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, N.Y. 10017

Phone: (212) 450-4000

Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Ordinary shares, par value NIS 0.0000769 per share	6,454,076	$12,908,152
Ordinary shares, par value NIS 0.0000769 per share, issuable upon exercise of warrants to purchase ordinary shares	3,160,062	$6,318,124
Totals:	9,614,138	$19,228,276	$2,282.75(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant and pursuant to Rule 457(c) under the Securities Act of 1933 with respect to the 9,614,138 ordinary shares that may be sold by the selling shareholders. The proposed maximum offering price of the 9,614,138 ordinary shares to be sold by the selling shareholders is based on the average of the high and low sale prices per share of our ordinary shares on the Nasdaq Capital Market on June 1, 2020.

(2)	Pursuant to Rule 457(p), the filing fee is offset by the $213.08 previously paid in connection with the filing of the Registrant’s Amendment No. 5 to its registration statement on Form F-1, filed with the Commission on June 15, 2018 (File No. 333-221472).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2020

PROSPECTUS

9,614,138 Ordinary Shares offered by the Selling Shareholders

ENTERA BIO LTD.

The selling shareholders named in this prospectus (collectively, the “Selling Shareholders”) may offer and sell our ordinary shares (including ordinary shares issuable upon exercise of warrants to purchase ordinary shares) (collectively, the “Shares”) from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We are registering the Shares pursuant to a registration rights agreement that we entered into as part of a private transaction involving the Selling Shareholders. We will not receive any of the proceeds from the sale of our Shares by the Selling Shareholders.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 9.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ENTX”. As of June 1, 2020, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $26.7 million based on 18,234,191 outstanding ordinary shares, of which approximately 13,921,776 ordinary shares were held by non-affiliates. We have not offered any of our ordinary shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

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Investing in the Shares involves risks. You should carefully review the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed reports and, if any, in the relevant prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June      , 2020.

ii

Neither we nor the Selling Shareholders have authorized any other person to provide you with information different from or in addition to that included in this prospectus and any prospectus supplement. Neither we nor the Selling Shareholders are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

In this prospectus, the terms “Entera,” “we,” “us,” “our,” “the Company” and “our company” refer to Entera Bio Ltd.

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About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, The Selling Shareholders may, from time to time, sell the Shares described in this prospectus in one or more offerings. This prospectus provides you with a description of the Shares the Selling Shareholders may offer. We may also provide a prospectus supplement that will contain additional or more specific information about the terms of any offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and an applicable prospectus supplement, if any, together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the Shares being offered.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement, including the exhibits thereto. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, if any, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933 (the “Securities Act”). This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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Special Note Regarding Forward-Looking Statements

Various statements in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in this prospectus may be interpreted differently in light of additional research and clinical and preclinical trials results. Forward-looking statements include all statements that are not historical facts. We have based these forward-looking statements largely on our management’s current expectations and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and any documents incorporated by reference herein regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as, but not limited to, “anticipate,” “believe,” “contemplates,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “likely,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “would,” “seek,” “should,” “target,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to:

•	the scope, progress and costs of developing our product candidates such as EB613 for Osteoporosis and EB 612 for Hypoparathyroidism including without limitation any changes to the design of the ongoing Phase 2 clinical trial of EB613 or the need for additional clinical trials or development work based on further analysis of the interim data from the ongoing EB613 Phase 2 clinical trial;

•	the accuracy of our estimates regarding expenses, capital requirements, the sufficiency of our cash resources and the need for additional financing;

•	our ability to raise additional funds on commercially reasonable terms;

•	our ability to develop, advance product candidates into, and successfully complete, clinical studies such as our ongoing Phase 2 clinical trial of EB613 in osteoporosis;

•	our reliance on third parties to conduct our clinical trials and on third-party suppliers to supply or produce our product candidates;

•	our expectations regarding licensing, business transactions and strategic collaborations;

•	our operation as a development stage company with limited operating history and a history of operating losses and our ability to fund our operations going forward;

•	our ability to continue as a going concern absent access to sources of liquidity;

•	our interpretation of FDA feedback and guidance and how such guidance may impact our clinical development plans, specifically our ability to utilize the 505(b)(2) pathway for the development and potential approval of EB613 and any other product candidates we may develop;

•	our ability to obtain and maintain regulatory approval for any of our product candidates;

•	our competitive position, especially with respect to Forteo® and other products on the market or in development for the treatment of osteoporosis;

•	our ability to establish and maintain development and commercialization collaborations;

•	any potential commercial launch of current or future product candidates, and the timing, cost or other aspects of such commercialization;

•	our ability to manufacture and supply sufficient amounts of material to support our clinical trials and any potential future commercial requirements;

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•	our ability to use and expand our drug delivery technology to additional product candidates;

•	the safety and efficacy of therapeutics marketed by competitors that are targeted toward indications for which we are developing product candidates;

•	the size of any market we may target and the adoption of our product candidates, if approved, by physicians and patients;

•	our ability to obtain, maintain and protect our intellectual property and operate our business without infringing misappropriating or otherwise violating any intellectual property rights of others;

•	our ability to retain key personnel and recruit additional qualified personnel;

•	the possibility that competing products or technologies may make any product candidates we may develop and commercialize or our oral delivery technology obsolete;

•	the pricing and reimbursement of our product candidates, if approved;

•	our ability to develop a sales, marketing and distribution infrastructure, if any;

•	our ability to manage growth; and

•	the duration and severity of the recent coronavirus (COVID-19) outbreak, the actions that may be required to contain the Coronavirus or treat its impact, and its impact on our operations and workforce, including our research and development and clinical trials.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Except as required by law, we are under no duty, and expressly disclaim any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the Securities and Exchange Commission.

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Entera Bio LTD.

The Company

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of orally delivered macromolecule therapeutics for use in areas with significant unmet medical need where adoption of injectable therapies is limited due to cost, convenience and compliance challenges for patients. Our current strategy for our lead product candidates is to use our technology to develop an oral formulation of human parathyroid hormone (1-34), or PTH, which has been approved in the United States in injectable form for over a decade. Our lead oral PTH product candidates are EB613 for the treatment of osteoporosis and EB612 for the treatment of hypoparathyroidism.

Corporate Information

Our principal and registered office is located at Kiryat Hadassah Minrav Building - Fifth Floor, Jerusalem, Israel, and our telephone number is +972-2-532-7151. Our corporate website is located at www.enterabio.com. The information on our website shall not be deemed part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

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Use of Proceeds

We will not receive any proceeds from any sale of the Shares by the Selling Shareholders. However, we could receive up to approximately $1.6 million from the exercise for cash of the warrants to purchase ordinary shares issuable upon exercise of warrants that are presently offered under this prospectus if such warrants are exercised by the holders thereof. We intend to use any proceeds received from the exercise of the warrants for working capital and other general corporate purposes. We cannot assure you that any of the warrants will be exercised.

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Description of Securities

This section describes the general terms of our securities. The following description is a summary only and is qualified by reference to the relevant provisions of Israeli law and our restated certificate of incorporation and by-laws, copies of which are incorporated by reference in this prospectus.

General

We are an Israeli company incorporated with limited liability, and our affairs are governed by the provisions of our Articles, as amended and restated from time to time, and by the provisions of applicable Israeli law, including the Companies Law. Our number with the Israeli Registrar of Companies is 514330604. The purpose of our company appears in Article 3 of our Articles of Association, which is to engage in any lawful activity. In addition, our Articles of Association authorize us to donate reasonable amounts to any charitable cause. Our registered office is at Kiryat Hadassah, Minrav Building — Fifth Floor, Jerusalem 9112002, Israel

Ordinary Shares

Our authorized share capital consists of 140,010,000 ordinary shares, par value NIS 0.0000769 per share. All of our issued ordinary shares have been validly issued, fully paid and are non-assessable. The ordinary shares are listed on Nasdaq under the symbol “ENTX.”

Our Ordinary Shares

Dividends and Liquidation Rights

We currently have only one class of shares. Subject to the rights of holders of shares with preferential or special rights that may be authorized in the future, holders of our ordinary shares are entitled to participate in the payment of dividends pro rata in accordance with the amounts paid-up or credited as paid-up on the par value of such ordinary shares at the time of payment without taking into account any premium paid thereon. In the event that we were to go into liquidation, holders of our ordinary shares are entitled to a pro rata share of surplus assets remaining over liabilities, subject to rights conferred on any class of shares which may be issued in the future, in accordance with the amounts paid-up or credited as paid-up on the par value of such ordinary shares, without taking into account any premium paid thereon.

According to the Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Companies Law defines such profit as retained earnings or earnings generated in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the end of the period to which the financial statements relate is not more than six months before the distribution. Declaration of dividends requires a resolution of our Board, and the court, if applicable and required by the Companies Law, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due, and does not require shareholder approval. Payment of dividends and proceeds from the sale of the shares or interest or other payments to non-residents of Israel, may be subject to Israeli withholding taxes. There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Voting Rights

Holders of our ordinary shares are entitled to one vote for each ordinary share on all matters submitted to a vote of shareholders, subject to any special rights of any class of shares that may be authorized in the future. Cumulative voting for the election of directors is not permitted.

Quorum

As permitted under the Companies Law, pursuant to our amended Articles of Association, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders, present in person or by proxy, holding in the aggregate at least 25% of our issued shares conferring voting rights. A shareholders’ meeting will be adjourned for lack of a quorum, after half an hour from the time set for such meeting, to the same day in the following week at the same time and place, or any time and place as the board of directors designates in a notice to the shareholders. If at such adjourned meeting a quorum as specified above is not present within half an hour from the time designated for holding the meeting, subject to certain exceptions, any two shareholders present in person or by proxy shall constitute a quorum.

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Shareholders’ Meetings and Resolutions

The Chairman of our board of directors is entitled to preside as Chairman of each shareholders’ meeting. If he is absent, his deputy or another person elected by the present shareholders will preside.

A simple majority is sufficient to approve most shareholders’ resolutions, including any amendment to our Articles of Association, unless otherwise required by law or by our Articles of Association. For example, resolutions with respect to certain interested party transactions, or with respect to tender offers may require a special majority.

We are required to hold an annual meeting of our shareholders once every calendar year, but no later than 15 months after the date of the previous annual meeting. All meetings other than the annual meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place as it may determine. In addition, the Companies Law provides that the board of directors of a public company is required to convene a special meeting upon the request of:

•	any two directors of the company or one quarter of the board of directors; or

•	one or more shareholders holding, in the aggregate: (i) five percent of the outstanding shares of the company and one percent of the voting power in the company; or (ii) five percent of the voting power in the company.

The Companies Law enables our board of directors to fix a record date to allow us to determine the shareholders entitled to notice of, or to vote at, any meeting of our shareholders. Under current regulations, the record date may be not more than forty days and not less than four days prior to the date of the meeting and notice is required to be published at least 21 or 35 days prior to the meeting, depending on the items on the agenda. Under the Companies Law and regulations promulgated thereunder and pursuant to our amended Articles of Association, one or more shareholders holding at least 1% of the voting rights at a general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that such matter is appropriate for discussion at the general meeting.

Modification of Shareholders’ Rights

We currently have only one class of shares. The rights attached to a class of shares may be altered by the approval of the shareholders of such class holding a majority of the voting rights of such class. The provisions in our Articles of Association pertaining to general meetings also apply to any special meeting of a class of shareholders. The quorum required for such special meeting is at least two persons who are the holders of at least 25% of the outstanding shares of that class represented in person or by proxy at such meeting. If such special meeting is adjourned due to a lack of quorum, the quorum required at the subsequent meeting will be at least two persons who are holders of issued shares of that class or their proxies.

Preemptive Rights

Pursuant to our Articles of Association, no preemptive rights are attached to our ordinary shares. In addition, under the of the subscription agreement entered between the Company and several investors in connection with the private placement from December 2019 to February 2020 (the " Private Placement"), each such investor has the right to participate, pro rata based on its respective purchase amount under the Private Placement, in any future private placement offering of the Company of more than $2,500,000 that closes within one year following the final closing of the Private Placement, subject to the conditions thereto.

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Restrictions on Non-Residents of Israel

The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Preferred Shares

Currently there are no preferred shares authorized under the terms of our Articles. No preferred shares are outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company, LLC.

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Plan of Distribution

The Selling Shareholders, as applicable, may offer and sell from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares offered by the Selling Shareholders.

The Selling Shareholders may sell the Shares in public or private transactions or on any stock exchange, market or trading facility on which the Shares are traded. These sales may be at fixed public offering prices, which may be changed, or at negotiated prices. The Selling Shareholders may sell the Shares:

•	through underwriters, dealers or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	in ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	in block trades in which a broker-dealer will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	in privately negotiated transactions;

•	at market prices prevailing at the time of sale or at prices related to prevailing market prices;

•	through broker-dealers who may agree with the selling shareholders to sell a specified number of the Shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from the Selling Shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling shareholders in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The aggregate value of the compensation to be received by any participating FINRA member will not be greater than eight percent of the offering proceeds.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with any sales. If a sale occurs, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Selling Shareholders

This prospectus relates to the proposed sale by the Selling Shareholders named in the table below of up to 9,614,138 of our Shares held by the Selling Shareholders. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholders to offer the Shares, as applicable, for resale or transfer from time to time as set forth above in “Plan of Distribution”.

We will pay the fees and the expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, fees and expenses of our counsel and accountants. Each Selling Shareholder will pay any underwriting or broker discounts and any commissions incurred in selling its Shares.

The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our Shares. The table is based upon information provided by the Selling Shareholders. The table below assumes that all warrants are exercised by the Selling Shareholders and that all the ordinary shares offered by the Selling Shareholders (including ordinary shares issuable upon exercise of warrants to purchase ordinary shares) pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their ordinary shares covered by this prospectus, and as a result the actual number of ordinary shares that will be held by the Selling Shareholders upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Offering(1)(2)	Percentage of Ordinary Shares Ownership Prior to the Offering(3)	Maximum Ordinary Shares Offered Pursuant to this Prospectus (2)	Percentage of Ordinary Shares Ownership Pursuant to this Offering(3)
Aaron Segal(4)	91,222	*	91,222	*
ACNYC LLC(5)	158,229	*	158,229	*
Albert Pezone(6)	24,182	*	24,182	*
Brian Eliot Peierls (7)	63,293	*	63,293	*
Brian and Andrea Fischhoff(8)	15,824	*	15,824	*
Casimir S. Skrypczak(9)	15,824	*	15,824	*
Centillion Fund Inc.(10)	1,402,310	7.6%	1,402,310	7.6%
Clay Lebhar(11)	38,927	*	31,647	*
David Landskowsky(12)	96,992	*	96,992	*
D.N.A Biomedical Solutions Ltd. (13)	3,762,959	20.4%	506,330	2.8%
Dyke Rogers(14)	38,927	*	31,647	*
E. Jeffrey Peierls(15)	82,280	*	82,280	*
EDS Limited(16)	316,457	1.7%	316,457	1.7%
Edward O'Connell(17)	12,659	*	12,659	*
Elliott Singer(18)	316,457	1.7%	316,457	1.7%
Eric Rubenstein(19)	96,452	*	96,452	*
Ethel F. Peierls Charitable Lead Trust(20)	47,469	*	47,469	*
Foster Family Trust(21)	63,293	*	63,293	*
Gakasa Holdings, LLC(22)	2,374,275	12.6%	1,898,735	10.1%
Gary S. Gladstein Revocable Trust(23)	126,584	*	126,584	*
Gerald Lieberman(24)	315,540	1.7%	137,578	*

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Gubbay Investments LLC(25)	15,824	*	15,824	*
James L. Dritz(26)	19,464	*	15,824	*
John V. Wagner JR(27)	31,647	*	31,647	*
Keith J. Gelles(28)	31,647	*	31,647	*
Kirby Frank(29)	15,824	*	15,824	*
Lars Bader(30)	316,457	1.7%	316,457	1.7%
Lincoln Park Capital Fund LLC(31)	94,938	*	94,938	*
Lindsey McGrandy(32)	780	*	780	*
Menachem Ehud Raphael(33)	1,475,237	7.9%	1,354,857	7.3%
Michael M. Mainero(34)	15,824	*	15,824	*
Northlea Partners LLP(35)	18,989	*	18,989	*
Peter S. Kastner(36)	12,659	*	12,659	*
Ran Gilboa(367)	22,152	*	22,152	*
Richard D. Rivers(38)	316,457	1.7%	316,457	1.7%
Robert Caione(39)	15,824	*	15,824	*
Robert Stricker(40)	45,947	*	31,647	*
Rosalind Master Fund LLC(41)	316,457	1.7%	316,457	1.7%
Sack Family Partners LP(42)	9,495	*	9,495	*
Sack Investment Holdings SAS LLC(43)	26,583	*	26,583	*
SDL Ventures LLC(44)	189,875	1.0%	189,875	1.0%
The Peierls Bypass Trust(45)	11,393	*	11,393	*
The Peierls Foundation, Inc. (46)	462,026	2.5%	462,026	2.5%
Timothy Herrman(47)	35,025	*	35,025	*
UD E.F. Peierls for Brian E. Peierls(48)	31,647	*	31,647	*
UD E.F. Peierls for E. Jeffrey Peierls(49)	31,647	*	31,647	*
UD E.S. Peierls for E.F. Peierls et al(50)	19,622	*	19,622	*
UD J.N. Peierls for Brian E. Peierls(51)	41,141	*	41,141	*
UD J.N. Peierls for E. Jeffrey Peierls(52)	41,141	*	41,141	*
US Holter Defined Benefit Plan(53)	6,330	*	6,330	*
UW E.S Peierls for E. Jeffrey Peierls(54)	18,989	*	18,989	*
UW E.S. Peierls for Brian E Peierls(55)	27,849	*	27,849	*

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UW J.N. Peierls for Brian E. Peierls(56)	35,444	*	35,444	*
UW J.N. Peierls for E. Jeffrey Peierls(57)	35,444	*	35,444	*
Yaron Jacobi(58)	427,216	2.3%	427,216	2.3%
Total:	13,677,149	63.4%	9,614,138	44.6%

* Represents beneficial ownership of less than one percent (1%) of the outstanding Shares

(1)	Includes Shares issuable upon exercise of outstanding warrants and other options held by such Selling Shareholder within 60 days of March 31, 2020.

(2)	Assumes sale of all of the Shares offered hereby.

(3)	Based on 21,572,215 ordinary shares (including ordinary shares issuable upon exercise of warrants and options to purchase ordinary shares) outstanding as of March 31, 2020 on a fully-diluted basis.

(4)	Consists of warrants to purchase 91,212 Shares.

(5)	Consists of (i) 105,486 Shares and (ii) warrants to purchase 52,743 Shares.

(6)	Consists of warrants to purchase 24,182 Shares.

(7)	Consists of (i) 42,195 Shares and (ii) warrants to purchase 21,098 Shares.

(8)	Consists of (i) 10,549 Shares and (ii) warrants to purchase 5,275 Shares.

(9)	Consists of (i) 10,549 Shares and (ii) warrants to purchase 5,275 Shares.

(10)	Consists of (i) 1,131,130 Shares and (ii) warrants to purchase 271,180 Shares.

(11)	Consists of (i) 28,378 Shares and (ii) warrants to purchase 10,549 Shares.

(12)	Consists of warrants to purchase 96,992 Shares.

(13)	Consists of (i) 3,594,183 Shares and (ii) warrants to purchase 168,776 Shares. D.N.A Biomedical Ltd.’s address is at Shimon Hatarsi 43 St., Tel Aviv, Israel.

(14)	Consists of (i) 28,378 Shares and (ii) warrants to purchase 10,549 Shares.

(15)	Consists of (i) 54,853 Shares and (ii) warrants to purchase 27,427 Shares.

(16)	Consists of (i) 210,971 Shares and (ii) warrants to purchase 105,486 Shares.

(17)	Consists of (i) 8,439 Shares and (ii) warrants to purchase 4,220 Shares.

(18)	Consists of (i) 210,971 Shares and (ii) warrants to purchase 105,486 Shares.

(19)	Consists of warrants to purchase 96,452 Shares.

(20)	Consists of (i) 31,646 Shares and (ii) warrants to purchase 15,823 Shares.

(21)	Consists of (i) 42,195 Shares and (ii) warrants to purchase 21,098 Shares.

(22)	Consists of (i) 1,741,363 Shares and (ii) warrants to purchase 632,912 Shares. Gakasa Holdings LLC’s address is 201 S. Biscayne Blvd., Suite 800, Miami, Florida

(23)	Consists of (i) 84,384 Shares and (ii) warrants to purchase 42,195 Shares.

(24)	Consists of (i) 97,872 Shares, (ii) 177,962 Ordinary Shares underlying options to acquire Shares and (iii) warrants to purchase 39,706 Shares.

(25)	Consists of (i) 10,549 Shares and (ii) warrants to purchase 5,275 Shares.

(26)	Consists of (i) 14,189 Shares and (ii) warrants to purchase 5,275 Shares.

(27)	Consists of (i) 21,098 Shares and (ii) warrants to purchase 10,549 Shares.

(28)	Consists of (i) 21,098 Shares and (ii) warrants to purchase 10,549 Shares.

(29)	Consists of (i) 10,519 Shares and (ii) warrants to purchase 5,275 Shares.

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(30)	Consists of (i) 210,917 Shares and (ii) warrants to purchase 105,486 Shares.

(31)	Consists of (i) 63,292 Shares and (ii) warrants to purchase 31,646 Shares.

(32)	Consists of warrants to purchase 780 Shares.

(33)	Consists of (i) 975,258 Shares, (ii) 120,380 Ordinary Shares underlying options to acquire Ordinary Shares and (iii) warrants to purchase 379,599 Shares. Menachem Raphael’s address is at 12 Ha’seora, Tel Aviv, Israel.

(34)	Consists of (i) 10,549 Shares and (ii) warrants to purchase 5,275 Shares.

(35)	Consists of (i) 12,659 Shares and (ii) warrants to purchase 6,330 Shares.

(36)	Consists of (i) 8,439 Shares and (ii) warrants to purchase 4,220 Shares.

(37)	Consists of (i) 14,768 Shares and (ii) warrants to purchase 7,384 Shares.

(38)	Consists of (i) 210,971 Shares and (ii) warrants to purchase 105,486 Shares.

(39)	Consists of (i) 10,549 Shares and (ii) warrants to purchase 5,275 Shares.

(40)	Consists of (i) 35,398 Shares and (ii) warrants to purchase 10,549 Shares.

(41)	Consists of (i) 210,971 Shares and (ii) warrants to purchase 105,486 Shares.

(42)	Consists of (i) 6,330 Shares and (ii) warrants to purchase 3,165 Shares.

(43)	Consists of (i) 17,722 Shares and (ii) warrants to purchase 8,861 Shares.

(44)	Consists of (i) 126,583 Shares and (ii) warrants to purchase 63,292 Shares.

(45)	Consists of (i) 7,595 Shares and (ii) warrants to purchase 3,798 Shares.

(46)	Consists of (i) 308,017 Shares and (ii) warrants to purchase 154,009 Shares.

(47)	Consists of warrants to purchase 35,025 Shares.

(48)	Consists of (i) 21,098 Shares and (ii) warrants to purchase 10,549 Shares.

(49)	Consists of (i) 21,098 Shares and (ii) warrants to purchase 10,549 Shares.

(50)	Consists of (i) 13,081 Shares and (ii) warrants to purchase 6,541 Shares.

(51)	Consists of (i) 27,427 Shares and (ii) warrants to purchase 13,714 Shares.

(52)	Consists of (i) 27,427 Shares and (ii) warrants to purchase 13,714 Shares.

(53)	Consists of (i) 4,220 Shares and (ii) warrants to purchase 2,110 Shares.

(54)	Consists of (i) 12,659 Shares and (ii) warrants to purchase 6,330 Shares.

(55)	Consists of (i) 18,566 Shares and (ii) warrants to purchase 9,283 Shares.

(56)	Consists of (i) 23,629 Shares and (ii) warrants to purchase 11,815 Shares.

(57)	Consists of (i) 23,629 Shares and (ii) warrants to purchase 11,815 Shares.

(58)	Consists of (i) 284,810 Shares and (ii) warrants to purchase 142,406 Shares.

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Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed on March 26, 2020; and

(2)	our Report on Form 6-K filed on February 19, 2020 and May 21, 2020 (with respect to the paragraphs entitled “EB613 Phase 2 Topline Results” in Exhibit 99.1 only);

(3)	our Unaudited Condensed Consolidated Interim Financial Statements for the three-month period ended March 31, 2020, which were included as Exhibit 99.1 to the Form 6-K filed with the SEC on May 21, 2020; and

(4)	our Management’s Discussion and Analysis for the three-month period ended March 31, 2020, which was included as Exhibit 99.2 to the Form 6-K filed with the SEC on May 21, 2020.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus or in the most recent document incorporated by reference herein.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Kiryat Hadassah
Minrav Building - Fifth Floor
Jerusalem, Israel
Tel: +972-2-532-7151

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Service of Process And Enforcement Of Judgments

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Herzog Fox & Neeman, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law. There is little case law in Israel addressing these matters.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered after due process by a court which was, according to the laws of the state of the court, competent jurisdiction to render the judgment;

•	the judgment is final and is not subject to any right of appeal; and

•	the obligations imposed by the judgment are enforceable according to the laws of the State of Israel and according to the laws of the state in which the judgement was given, and the substance of the judgment is not contrary to public policy.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee	$2,282.75
Printing and engraving expenses*	*
Legal fees and expenses*	*
Accounting fees and expenses*	*
Miscellaneous*	*
Total*	$2,282.75

*	Estimated

Legal Matters

The validity of the ordinary shares in respect of which this prospectus is being delivered will be passed upon by Herzog, Fox & Neeman, Tel Aviv, Israel, our Israeli counterpart.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

16

Entera Bio Ltd.

PROSPECTUS

17

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

General.   Our amended Articles set forth the following provisions regarding the grant of insurance coverage, indemnification and an exemption from liability to any of our directors or officers, all subject to the provisions of applicable law. In accordance with such provisions and pursuant to the requisite corporate approvals, we have obtained liability insurance covering our directors and officers, have granted indemnification undertakings to our directors and officers and have agreed to exempt our directors and officers from liability in each case, to the fullest extent permitted by our amended Articles and applicable law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Insurance.   We are entitled to insure the liability of any director or officer to the fullest extent permitted by law. Without derogating from the aforesaid, we may enter into a contract to insure the liability of a director or officer for an obligation imposed on him or her in consequence of an act done in his or her capacity as such, in any of the following cases:

•	a breach of the duty of care toward us or a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a breach of the duty of loyalty toward us, provided that the director or officer acted in good faith and had reasonable basis to believe that the act would not harm us;

•	a monetary obligation imposed on him or her in favor of a third party in respect of an act done in his or hers capacity as an office holder in respect of an act done in his or her capacity as an office holder;

•	a payment imposed on him or her in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law; or

•	reasonable litigation expenses, including attorney fees, incurred by him or her in connection with a proceeding under Chapters H’3, H’4 or I’l of the Israeli Securities Law or under Article D of the Fourth Chapter, Ninth Part of the Companies Law, if applicable, including reasonable legal expenses, which term includes attorney fees.

Indemnification.   We are entitled to indemnify a director or officer to the fullest extent permitted by law, either retroactively or pursuant to an undertaking given in advance. Without derogating from the aforesaid, we may indemnify our directors or officers for liability or expense imposed on him or her in consequence of an action taken by him in his capacity as such, as follows:

•	a financial obligation or liability imposed on or incurred in favor of another person and/or legal entity, including by any government office, or expended as a result of a court judgment, including in a settlement or an arbitrator’s decision approved by a court of law, in respect of any act or omission taken or made by him or her in his or her capacity as a director or an officer of the Company of any of its subsidiaries;

•	reasonable legal expenses, including attorney’s fees, expended by him or her as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him or her and without any financial liability imposed on him or her in lieu of criminal proceedings, or that is concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction imposed on him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;

•	reasonable legal expenses, including attorney’s fees, and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend in or participate, in any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation brought against him or her by the Company or on its behalf or by another person or in any criminal prosecution in which he or she was acquitted, or in a criminal prosecution of a crime which does not require proof of criminal intent, in which he or she was convicted, all in respect of actions taken by him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;

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•	a payment he or she was obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law;

•	reasonable litigation expenses, including attorney fees, incurred by the director or officer in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law; or

•	any other circumstances arising under the law in respect of which the Company may indemnify a director or an officer of the Company (including, without limitation, Section 50P(b)(2) of the Israeli Restrictive Trade Practices Law, 5758-1988).

Exemption.   We are entitled to exempt a director or officer in advance from any or all of his or her liability for damage caused by a breach of his or her duty of care toward us, to the fullest extent permitted by law.

Limitations.   The Companies Law provides that a company may not provide its directors or officers with insurance or indemnification or exempt its directors or officers from liability with respect to the following:

•	a breach of the duty of loyalty to the Company or any of its subsidiaries, except to the extent permitted by the Companies Law, with respect to insurance coverage or indemnification for a breach of the duty of loyalty to the Company or any of its subsidiaries while acting in good faith and having reasonable cause to assume that such act would not prejudice the interest of the Company or any of its subsidiaries, as applicable;

•	a willful or reckless breach of the duty of care, other than a breach committed solely by negligence;

•	an action taken or not taken with the intent of unlawfully realizing personal gain; or

•	a fine or penalty imposed upon the director or the officer for an offense.

Item 9. Exhibits

The list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel, on June 5, 2020.

ENTERA BIO LTD.

By:	/s/ Adam Gridley
	Name:	Adam Gridley
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Adam Gridley, Dana Yaacov-Garbeli and Jonathan Lieber, and each of them, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Adam Gridley
Adam Gridley	Chief Executive Officer and Director	June 5, 2020

/s/ Dana Yaacov-Garbeli
Dana Yaacov-Garbeli	Israel-based Chief Financial Officer	June 5, 2020

/s/ Jonathan Lieber
Jonathan Lieber	U.S.-based Chief Financial Officer	June 5, 2020

/s/ Dr. Phillip Schwartz
Dr. Phillip Schwartz	President of Research and Development and Director	June 5, 2020

/s/ Dr. Hillel Galitzer
Dr. Hillel Galitzer	Chief Operating Officer	June 5, 2020

/s/ Dr. Arthur Santora
Dr. Arthur Santora	Chief Medical Officer	June 5, 2020

/s/ Gerald Lieberman
Gerald Lieberman	Director, Chairman of the Board of Directors	June 5, 2020

/s/ Dr. Roger J. Garceau
Dr. Roger J. Garceau	Director, Chief Development Advisor	June 5, 2020

/s/ Zeev Bronfeld
Zeev Bronfeld	Director	June 5, 2020

/s/ Yonatan Malca
Yonatan Malca	Director	June 5, 2020

/s/ Faith L. Charles
Faith L. Charles	Director, Chairman of the Compensation Committee	June 5, 2020

/s/ Miranda J. Toledano
Miranda J. Toledano	Director, Chairman of the Audit Committee	June 5, 2020

/s/ Gerald M. Ostrov
Gerald M. Ostrov	Director	June 5, 2020

/s/ Sean Ellis
Sean Ellis	Director	June 5, 2020

Exhibit Index

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Association of Entera Bio Ltd. (as incorporated by reference into the Company’s Annual Report on Form 20-F, dated March 26, 2020)
4.1	Registration Rights Agreement by and among Entera Bio Ltd. and the Selling Shareholders, dated December 11, 2019 (as incorporated by reference into the Company’s Annual Report on Form 20-F, dated March 26, 2020)
5.1	Opinion of Herzog Fox & Neeman, Israeli counsel to the Registrant, as to the validity of the Shares.
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.2	Consent of Herzog Fox & Neeman (included in Exhibits 5.1).
24.1	Powers of Attorney (included on signature page to the Registration Statement).

* To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.